SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSE

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 8/12/97           31,000            16.0743
                                 8/08/97            2,000            16.1025
                                 8/08/97            9,000            16.1250
          GAMCO INVESTORS, INC.
                                 8/11/97            6,500            16.0000
                                 8/08/97              600            16.3750
                                 8/08/97            1,700-           16.0000
                                 8/08/97            4,100            16.0000
                                 8/08/97              600-           16.3750
                                 8/07/97              600            16.3750
                                 8/07/97            1,700            16.0000
                                 8/06/97            1,500            16.2500
                                 8/06/97              500-           16.0000
                                 8/05/97              700            16.0000
                                 8/01/97           10,000            16.0000









          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.











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